UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
CURRENT REPORT PURSUANT TO
SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 27, 2010 (December 23, 2010)
TENNECO INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	1-12387	76-0515284
(State or Other Jurisdiction of	(Commission File Number)	(IRS Employer
Incorporation)		Identification No.)

500 NORTH FIELD DRIVE, LAKE FOREST, ILLINOIS	60045
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (847) 482-5000
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.
On December 23, 2010, Tenneco Inc. (“Tenneco”) completed its previously announced private offering of $500 million 6 7/8 percent senior notes due December 15, 2020 (the “2020 Notes”). Tenneco offered the 2020 Notes in reliance upon an exemption from registration under the Securities Act of 1933 for an offer and sale of securities that does not involve a public offering.
Further, on December 23, 2010, Tenneco successfully completed its consent solicitation in connection with its previously announced cash tender offer for any and all of its outstanding $500 million 8 5/8 percent senior subordinated notes due 2014 (the “2014 Notes”). Holders of approximately $480 million aggregate principal amount of the outstanding 2014 Notes (approximately 96%) validly tendered their 2014 Notes as of the expiration of the consent solicitation and thus validly delivered the consents necessary for the proposed amendments to the indenture governing the 2014 Notes. On December 23, 2010, Tenneco accepted for purchase all such 2014 Notes validly tendered as of the expiration of the consent solicitation and entered into a supplemental indenture effecting the proposed amendments, as described below.
Indenture
The 2020 Notes were issued pursuant to an Indenture, dated as of December 23, 2010, among Tenneco, each of Tenneco’s domestic restricted subsidiaries that also guarantee Tenneco’s senior credit facility (the “Subsidiary Guarantors”) and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Indenture”). A copy of the Indenture is filed as Exhibit 4.1 to this Current Report on Form 8-K and is incorporated herein by reference.
The 2020 Notes are general senior obligations of Tenneco and will mature on December 15, 2020 with interest payable semi-annually on June 15 and December 15, beginning on June 15, 2011. The 2020 Notes are guaranteed by each of the Subsidiary Guarantors. These guarantees are general senior obligations of the Subsidiary Guarantors. The 2020 Notes and guarantees are not secured by any assets of Tenneco or the Subsidiary Guarantors.
Tenneco may redeem some or all of the 2020 Notes at any time on or after December 15, 2015 at specified redemption prices. It also may redeem up to 35% of the aggregate principal amount of the 2020 Notes using the proceeds of certain equity offerings completed on or before December 15, 2013. Tenneco may also redeem the 2020 Notes, in whole or in part, at any time prior to December 15, 2015 at a price equal to 100% of the principal amount thereof plus a specified premium. Additionally, if Tenneco experiences specific kinds of changes of control or sells its assets under certain circumstances, Tenneco will be required to make an offer to repurchase the 2020 Notes at 101 percent of the principal amount thereof plus accrued and unpaid interest, if any, and liquidated damages, if any, thereon to the date of purchase.
The Indenture provides for certain limitations on Tenneco’s ability and the ability of certain of Tenneco’s subsidiaries to (i) incur additional indebtedness or contingent obligations, (ii) pay dividends or make distributions to Tenneco’s stockholders, (iii) repurchase or redeem equity interests, (iv) make investments, (v) grant liens, (vi) make capital expenditures, (vii) enter into transactions with shareholders and affiliates, (viii) sell assets and (ix) acquire the assets of, or merge or consolidate with, other companies. During any period that the credit rating on the 2020 Notes, as determined by both Moody’s Investors Service and Standard and Poor’s Ratings Services, equals or exceeds Baa3 and BBB-, respectively, and no default or event of default has occurred and is continuing, Tenneco will not be subject to most of the restrictive covenants and corresponding events of default contained in the Indenture. Any restrictive covenants or corresponding events of default that cease to apply as a result of achieving these ratings will be restored if one or both of the credit ratings on the 2020 Notes later falls below these thresholds.

Registration Rights Agreement
In addition, on December 23, 2010, Tenneco entered into a Registration Rights Agreement (the “Registration Rights Agreement”) with the Subsidiary Guarantors and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as representative of the several initial purchasers named therein. A copy of the Registration Rights Agreement is filed as Exhibit 4.2 to this Current Report on Form 8-K and is incorporated herein by reference.
Under the Registration Rights Agreement, Tenneco and the Subsidiary Guarantors agreed to use commercially reasonable efforts to cause a registration statement to become effective with respect to an offer to exchange the 2020 Notes for other freely tradable notes issued by Tenneco, that are registered with the Securities and Exchange Commission and that have substantially identical terms to the 2020 Notes. If Tenneco is not able to effect the exchange offer and in other limited circumstances, Tenneco agreed to use its commercially reasonable efforts to file a shelf registration statement relating to resales of the 2020 Notes and cause it to become effective. Tenneco will be obligated to pay additional interest on the 2020 Notes if it does not complete the exchange offer within 210 days after the issue date of the 2020 Notes or, if Tenneco is required to file a shelf registration statement, the shelf registration statement is not declared effective within 210 days after the issue date or 60 days after the filing is requested by an initial purchaser, as applicable.
Third Supplemental Indenture
On December 23, 2010, Tenneco, the Subsidiary Guarantors and The Bank of New York Mellon Trust Company, N.A., as trustee, entered into the Third Supplemental Indenture (the “Third Supplemental Indenture”) amending and supplementing the indenture governing the 2014 Notes. The Third Supplemental Indenture, among other things, removes substantially all of the restrictive covenants contained in the indenture, eliminates certain events of default contained therein, reduces the minimum notice period required to effect a call for redemption from 30 to 5 days and modifies certain other provisions thereof. A copy of the Third Supplemental Indenture is filed as Exhibit 4.3 to this Current Report on Form 8-K and is incorporated herein by reference.
The descriptions and provisions of the Indenture, the Registration Rights Agreement and the Third Supplemental Indenture set forth above are summaries only, are not necessarily complete and are qualified in their entirety by reference to the full and complete terms contained in the Indenture, the Registration Rights Agreement and the Third Supplemental Indenture, copies of which are attached as Exhibits 4.1, 4.2 and 4.3, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.
The 2020 Notes have not been registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from registration. This filing does not constitute an offer to sell or the solicitation of an offer to buy any security and shall not constitute an offer, solicitation or sale in any jurisdiction in which it would be unlawful.
ITEM 2.03 CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.
The information under Item 1.01 is incorporated herein by reference.
ITEM 8.01 OTHER EVENTS.
On December 23, 2010, Tenneco Inc. issued a press release announcing the successful completion of its consent solicitation with respect to its 2014 Notes. A copy of this press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.
(d) Exhibits

Exhibit No.	Description
4.1	Indenture, dated as of December 23, 2010, among Tenneco Inc., the guarantors named therein and The Bank of New York Mellon Trust Company, N.A., as trustee

4.2	Registration Rights Agreement, dated as of December 23, 2010, among Tenneco Inc., the guarantors named therein and Merrill Lynch, Pierce, Fenner & Smith Incorporated

4.3	Third Supplemental Indenture, dated as of December 23, 2010, among Tenneco Inc., the guarantors named therein and The Bank of New York Mellon Trust Company, N.A., as trustee

99.1	Press release dated December 23, 2010

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TENNECO INC.
Date: December 27, 2010	By:	/s/ James D. Harrington
James D. Harrington
Senior Vice President, General Counsel and Corporate Secretary